UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2015

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 12, 2015 the European Commission cleared ZF Friedrichshafen’s (“ZF”) proposed acquisition of TRW Automotive Holdings Corp. (“TRW”).  The European Commission’s approval is subject to certain conditions, which ZF has agreed to undertake following completion of the proposed acquisition.  ZF has agreed to sell TRW’s linkage and suspension business, which had sales of approximately $550 million in 2014.  The consummation of ZF’s proposed acquisition of TRW remains subject to the receipt of antitrust approvals in the United States and Mexico and other customary closing conditions, and is expected to close in the first half of 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: March 12, 2015	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer